SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 28, 2000


                           THERMO ELECTRON CORPORATION
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


Delaware                           1-8002                             04-2209186
(State or Other                 (Commission                     (I.R.S. Employer
Jurisdiction of                 File Number)              Identification Number)
Incorporation)


81 Wyman Street
P.O. Box 9046
Waltham, Massachusetts                                                02454-9046
(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code:  (781) 622-1000

Item 5.     Other Events

      On November 29, 2000, the Registrant issued a press release, attached hereto as Exhibit 99, regarding its previously announced cash tender offer for any and all outstanding shares of common stock, $.01 par value per share, of Trex Medical Corporation.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired: Not applicable.

     (b)  Pro Forma Financial Information: Not applicable.

     (c)  Exhibits

               99 Press Release dated November 29, 2000.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 29th day of November, 2000.



                                   THERMO ELECTRON CORPORATION



                                   By:  /s/ Sandra L. Lambert
                                        -------------------------
                                        Sandra L. Lambert
                                        Vice President and Secretary

Exhibit 99

Investor Contact: 781-622-1111
Media Contact: 781-622-1252

          Thermo Electron Completes Cash Tender Offer for Trex Medical

WALTHAM, Massachusetts, November 29, 2000 - Thermo Electron Corporation (NYSE-TMO) announced today that it has successfully completed its cash tender offer of $2.15 per share for any and all outstanding shares of common stock of Trex Medical Corporation (AMEX-TXM).

     The offer and withdrawal rights expired at midnight on Tuesday, November 28, 2000. According to the report of the depositary for the offer, Thermo Electron acquired approximately 6 million shares of Trex Medical common stock in the offer, bringing Thermo Electron's equity ownership in Trex Medical to approximately 97 percent.

     Thermo Electron intends to acquire the remaining Trex Medical shares through a short-form merger later today. Once Thermo Electron completes the short-form merger, Trex Medical's shares will no longer be listed on the American Stock Exchange. Options to purchase Trex Medical common stock that are outstanding at the time of the merger will be assumed by Thermo Electron and converted into options to purchase Thermo Electron common stock. The short-form merger does not require Trex Medical board or stockholder approval.

     Stockholders who tendered their shares in the tender offer will receive payment for their shares shortly. Stockholders who did not tender their shares will receive $2.15 per share in the short-form merger, unless they decide to exercise their statutory appraisal rights. Detailed instructions will be mailed within 10 days outlining the steps that these Trex Medical stockholders must take in order to obtain payment or exercise their appraisal rights.

     Thermo Electron Corporation is a leading provider of analytical and monitoring instruments used in a broad range of applications, from life sciences research to telecommunications to food and beverage production. In addition, Thermo Electron serves the healthcare market through a family of medical products, and is a major producer of paper recycling systems and provides water-clarification and fiber-recovery products and services. As announced on January 31, 2000, the company has initiated a major reorganization that would transform it into one company focused on its core measurement and detection instruments business. More information is available on the Internet at http://www.thermo.com. Other Important Information:

     We urge investors and security holders to read the following documents, which contain important information regarding the tender offer and the merger described in this announcement:

     Thermo Electron's offer to purchase and other tender offer materials.

     Thermo Electron's Tender Offer and Rule 13e-3 Transaction Statement on Schedule TO, as amended, which contains or incorporates by reference the documents listed above and other information.

     Trex Medical's Solicitation/Recommendation Statement on Schedule 14D-9.

     These documents and amendments to these documents have been or will be filed with the SEC. When these and other documents are filed with the SEC, they may be obtained for free at the SEC's Web site at www.sec.gov. You may also obtain for free each of these documents, when available, from us. You can call us at (781) 622-1111 or write to us at:

      Investor Relations Department
      Thermo Electron Corporation
      81 Wyman Street, P.O.  Box 9046
      Waltham, MA 02454-9046

     This press release includes certain forward-looking statements, including statements concerning Thermo Electron Corporation's plans with respect to the acquisition, through the tender offer and the short-form merger, of all of the equity interests in Trex Medical Corporation. Such forward-looking statements are not guarantees and involve risks and uncertainties. The actual actions taken by Thermo Electron may differ materially from those described in the forward-looking statements as a result of various factors, including those described in the Offer to Purchase in the section titled "Special Factors."